Exhibit 99.1

Marchex Announces Fourth Quarter and Full Year 2020 Results

SEATTLE – March 2, 2021-- Marchex, Inc. (NASDAQ: MCHX), a leading conversational analytics and solutions company that connects the voice of the customer to your business, today announced its financial results for the fourth quarter and full year ended December 31, 2020.

Q4 and Full Year 2020 Financial Highlights1

•	GAAP revenue, was $12.7 million for the fourth quarter of 2020, compared to $13.4 million for the fourth quarter of 2019. GAAP revenue, was $51.2 million for 2020, compared to $54.5 million for 2019.
•

Core analytics and solutions revenue was $12.5 million for the fourth quarter of 2020, which included the benefit of recognizing $274,000 of revenues that were reserved at the end of the prior quarter given they did not meet recognition criteria under our revenue recognition policies. Excluding this amount, core analytics and solutions revenue for the third quarter of 2020 was $12.3 million, compared to $12.7 million for the fourth quarter of 2019. Core analytics and solutions revenue was $50.4 million for 2020, compared to $52.3 million for 2019.

•

Net loss including discontinued operations was $5.4 million for the fourth quarter of 2020 or $0.12 per diluted share, compared to a net loss of $0.4 million or $0.01 per diluted share for the fourth quarter of 2019. Net loss including discontinued operations was $38.4 million for 2020 or $0.83 per diluted share, compared to a net loss including discontinued operations of $4.0 million or $0.09 per diluted share for 2019.

•

Net loss from continuing operations was $5.6 million for the fourth quarter of 2020 or $0.13 per diluted share, compared to a net loss of $2.8 million or $0.06 per diluted share for the fourth quarter of 2019. Net loss from continuing operations was $43.0 million for 2020 or $0.93 per diluted share, compared to a net loss from continuing operations of $11.5 million or $0.25 per diluted share for 2019.

	Q4 2019		Q4 2020		FY 2019		FY 2020
GAAP Revenue	$13.4	million	$12.7	million	$54.5	million	$51.2	million
Core Analytics and solutions revenue	$12.7	million	$12.5	million	$52.3	million	$50.4	million
Cash Balance (net of current debt obligations)	$41.7	million	$28.7	million
Non-GAAP Results[1]:
Adjusted EBITDA from continuing operations	$(1.4)	million	$(3.2)	million	$(3.5)	million	$(15.0)	million

•

Adjusted non-GAAP income (loss) per share[2] from continuing operations for the fourth quarter of 2020 was ($0.06), compared to ($0.04) for the fourth quarter of 2019. Adjusted non-GAAP income (loss) per share[2] from continuing operations for 2020 was ($0.28), compared to ($0.13) for 2019.

[1]

The Company sold its interest in the Local Leads Platform, Call Marketplace and other assets not related to core conversational analytics and sales engagement solutions. As a result, the financial results of these dispositions are presented as discontinued operations net of tax in our condensed consolidated statements of operations in accordance with GAAP, and are excluded from revenue and all other results unless otherwise noted

2Reconciliations of non-GAAP measures are included in the financial tables attached to this press release and we encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures.

Strategic Priorities Update

Grow Client Relationships and Accelerate Product Innovation. Marchex continues to add new voice and text customers across its core verticals. Marchex also recently launched Marchex Marketing Edge, a new solution that enables brand marketers and agencies to tie revenue-generating conversations back to the specific marketing campaigns that generated them. This new product captures conversational data across multiple communication channels, including calls, text, and chat - as well as web form completions - and uses AI-powered conversation intelligence to identify and classify the conversations that drive sales.  Marchex Marketing Edge enables businesses to complete and enrich the picture of their digital marketing performance and power automated actions by automatically flowing conversational data into a rich and growing list of third party Martech, Adtech, CRM and chat systems, and makes it simple to create custom integrations.

In January 2021, Marchex Marketing Edge was named the best in its class and presented with the Gold Stevie® Award in the Marketing Solution – New Version category in the 14th annual Stevie Awards for Sales & Customer Service. The Stevie Awards for Sales & Customer Service are the world's top honors for customer service, contact center, business development, and sales professionals. More than 2,600 nominations from organizations in 48 nations of all sizes and virtually every industry were evaluated in this year's competition.  Stevie comments noted that Marchex Marketing Edge is an innovative solution that enables marketers to make better data-driven decisions and significantly increase customer reach.

Completion of divestiture of certain assets, including its Local Leads platform and its Call Marketplace and associated revenues. In October 2020, Marchex completed the sale of its interest in the Local Leads Platform, Call Marketplace and other assets not related to core conversational analytics and sales engagement solutions.

Completion of Tender Offer. In October 2020, Marchex also completed its joint and equal tender offer with Edenbrook Capital, LLC for the purchase of 10 million shares of Class B common stock at $2.15 per share, of which the Company’s share of the repurchase totaled approximately $10.8 million for 5 million shares.

“In the fourth quarter of 2020, Marchex took important steps to concentrate the business on the transformational opportunity in conversational analytics and sales engagement solutions through divesting of non-core assets,” said Russell Horowitz, Executive Chairman and Co-CEO. “While we and our customers are still navigating the challenging circumstances created by the pandemic, during the fourth quarter and more recently, we have started to see benefits of a singularly focused company with accelerating new product releases, as well as adding new customer wins and upsells after managing through the difficult selling environment for much of 2020. Over the course of 2021, we will continue to execute on our strategy as a singularly focused conversational AI and sales engagement solutions company.  We will continue to launch new products and partnerships designed to deliver and accelerate both our opportunity and long-term growth.”

Business Outlook

The following forward-looking statements reflect Marchex's expectations as of March 2, 2021.

“While we started to see some positive developments in the fourth quarter of 2020 in terms of sales pipeline and go forward opportunities, our outlook for the year remains highly fluid and there is a degree of uncertainty in the near term,” said Mike Arends, Co-CEO & Chief Financial Officer. “Based on this, for the first quarter of 2021 we are not providing revenue or adjusted operating income or adjusted EBITDA guidance.”

“As we look at 2021 overall and beyond, we continue to be encouraged by the interactions we are having with existing and potential new customers regarding expansion of existing relationships and adoption of new products. Assuming the current trajectory of these opportunities continue, and there is an unwinding of the business impact from the pandemic, we believe there is a path for us to return to double-digit growth in the course of 2021. Additionally, in 2021 we believe we can drive and achieve progressive and sequential growth in core analytics and solutions revenue, profitability, customer wins and product expansion.  As we launch new products and they begin to contribute, we also continue to believe there is a potential path to reach break-even or better on an Adjusted EBITDA basis at some point in 2021,” said Arends.

Management will hold a conference call, starting at 5:00 p.m. ET on Tuesday March 2, 2021 to discuss its fourth quarter and year ended December 31, 2020 financial results and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location two hours after completion of the call.

About Marchex

Marchex understands the best customers are those who call your company - they convert faster, buy more, and churn less. Marchex provides solutions that help companies drive more calls, understand what happens on those calls, and convert more of those callers into customers. Our actionable intelligence strengthens the connection between companies and their customers, bridging the physical and digital world, to help brands maximize their marketing investments and operating efficiencies to acquire the best customers.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. The consideration and purchase accounting are preliminary estimates at this time and are pending finalization of various items including potential working capital adjustments. All of the information provided in this release is as of March 2, 2021 and Marchex undertakes no duty to update the information provided herein.

In the event the press release contains links to third party websites or materials, the links are provided solely as a convenience to you. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted OIBA, Adjusted EBITDA, and Adjusted non-GAAP income (loss) per share.

Adjusted OIBA from continuing operations represents income (loss) from operations, excluding (1) stock-based compensation expense, (2) amortization of intangible assets from acquisitions, (3) acquisition and disposition related costs (benefit), (4) impairment of intangibles assets and goodwill from acquisitions and (5) foreign government paycheck assistance subsidies. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Adjusted OIBA is the basis on which Marchex's internal budgets are based and by which Marchex's management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses as detailed above.

Adjusted EBITDA from continuing operations represents income (loss) from continuing operations before (1) interest, (2) income taxes, (3) depreciation, (4) stock-based compensation expense, (5) amortization of intangible assets from acquisitions, (6) acquisition and disposition related costs (benefit), (7) impairment of intangibles assets and goodwill from acquisitions, and (8) foreign government paycheck assistance subsidies. Marchex believes that Adjusted EBITDA is another alternative measure used by our management to understand and evaluate our core operating performance and trends, and that provides meaningful supplemental information regarding performance and evaluating liquidity to measure its ability to fund operations and its financing obligations. Financial analysts and investors may use Adjusted OIBA and Adjusted EBITDA to help with comparative financial evaluation to make informed investment decisions.

Adjusted non-GAAP income (loss) per share from continuing operations represents Adjusted non-GAAP income (loss) from continuing operations divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition and disposition related costs (benefit), and (3) amortization of intangible assets from acquisitions, and (4) impairment of intangibles assets and goodwill from acquisitions (5) interest income and other, net, (6) net income from discontinued operations, net of tax, and (7) estimated impact of income taxes. Financial analysts and investors may use Adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: pr(at)marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2020	2019	2020
Revenue	$13,448	$12,691	$54,489	$51,218
Expenses:
Service costs (1)	4,310	5,459	18,003	20,888
Sales and marketing (1)	3,745	3,693	13,729	16,656
Product development (1)	4,745	5,169	17,879	21,001
General and administrative (1)	3,474	3,015	13,022	12,796
Amortization of intangible assets from acquisitions	1,560	1,156	6,263	5,331
Acquisition and disposition related costs (benefit)	262	(71)	(447)	(1,043)
Total operating expenses	18,096	18,421	68,449	75,629
Impairment of goodwill	—	—	—	(13,744)
Impairment of intangible assets from acquisitions	—	—	—	(5,903)
Loss from operations	(4,648)	(5,730)	(13,960)	(44,058)
Interest income (expense) and other, net	160	(16)	752	123
Loss before provision for income taxes	(4,488)	(5,746)	(13,208)	(43,935)
Income tax expense (benefit)	(1,718)	(99)	(1,722)	945
Loss from continuing operations	(2,770)	(5,647)	(11,486)	(42,990)
Income from discontinued operations, net of tax	2,356	248	7,444	4,544
Net loss applicable to common stockholders	$(414)	$(5,399)	$(4,042)	$(38,446)

Basic and diluted net loss per Class A and Class B share applicable to common stockholders
Continuing operations	$(0.06)	$(0.13)	(0.25)	(0.93)
Discontinued operations, net of tax	$0.05	$0.01	0.16	0.10
Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.01)	$(0.12)	$(0.09)	$(0.83)

Shares used to calculate basic net loss per share applicable to common stockholders:
Class A	4,661	4,661	4,793	4,661
Class B	41,286	39,411	40,667	41,559
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	4,661	4,661	4,793	4,661
Class B	45,947	44,072	45,460	46,260

(1) Includes stock-based compensation allocated as follows:
Service costs	$3	$7	$113	$36
Sales and marketing	125	283	469	1,041
Product development	63	97	233	358
General and administrative	725	596	2,000	2,172
Total	$916	$983	$2,815	$3,607

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2019	2020
Assets
Current assets:
Cash and cash equivalents	$41,731	$33,851
Accounts receivable, net	7,525	6,331
Prepaid expenses and other current assets	2,015	2,232
Current assets of discontinued operations	11,148	—
Total current assets	62,419	42,414
Property and equipment, net	2,995	2,747
Other assets, net	312	2,251
Right-of-use lease asset	5,801	3,568
Goodwill	32,330	18,502
Intangible assets from acquisitions, net	19,485	8,252
Long-term assets of discontinued operations	1,159	—
Total assets	$124,501	$77,734
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$618	$2,424
Accrued expenses and other current liabilities	6,859	10,158
Deferred revenue and deposits	866	1,393
Lease liability current	1,500	1,806
Loan obligations, current	—	5,123
Current liabilities of discontinued operations	7,703	—
Total current liabilities	17,546	20,904
Deferred tax liabilities	981	1,162
Lease liability non-current	5,664	2,980
Other non-current liabilities	473	—
Total liabilities	24,664	25,046
Stockholders’ equity:
Class A common stock	49	49
Class B common stock	396	365
Additional paid-in capital	359,632	350,960
Accumulated deficit	(260,240)	(298,686)
Total stockholders’ equity	99,837	52,688
Total liabilities and stockholders’ equity	$124,501	$77,734

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Loss from Operations to Adjusted Operating Income (Loss) Before Amortization (OIBA) from Continuing Operations and Adjusted EBITDA from Continuing Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2020	2019	2020
Loss from operations	$(4,648)	$(5,730)	$(13,960)	$(44,058)
Stock-based compensation	916	983	2,815	3,607
Amortization of intangible assets from acquisitions	1,560	1,156	6,263	5,331
Acquisition and disposition related costs (benefit)	262	(71)	(447)	(1,043)
Impairment of goodwill	—	—	—	13,744
Impairment of intangible assets from acquisitions	—	—	—	5,903
Foreign government paycheck assistance subsidies[1]	—	(46)	—	(415)
Adjusted OIBA from continuing operations	$(1,910)	$(3,708)	$(5,329)	$(16,931)
Depreciation and amortization	468	500	1,864	1,918
Adjusted EBITDA from continuing operations	$(1,442)	$(3,208)	$(3,465)	$(15,013)

[1]	Includes pandemic related wage relief subsidies, recognized as a reduction of wages during the period received.

Revenue Reconciliation

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2020	2019	2020
Core analytics and solutions revenue[2]	$12,674	$12,546	$52,324	$50,421
Other analytics[3]	774	145	2,165	797
Total Revenue	$13,448	$12,691	$54,489	$51,218

[2]

Core analytics and solutions revenue includes revenue from analytics and sales engagement solutions customers, including those that are purchasing or buying products derived from the company’s speech technology platform.

[3]	Includes revenue from tests, consulting services or other analytics revenues that may continue for a limited time but are not anticipated to continue in future periods.

MARCHEX, INC. AND SUBSIDIARIES

(in thousands, except per share amounts)

(unaudited)

Reconciliation of GAAP Net Loss per Share to Adjusted Non-GAAP Income (Loss) from Continuing Operations per Share

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2020	2019	2020
Adjusted Non-GAAP income (loss) per share	$(0.04)	$(0.06)	$(0.13)	$(0.28)

Net loss per share applicable to common stockholders - diluted (GAAP loss per share)	$(0.01)	$(0.12)	$(0.09)	$(0.83)
Shares used to calculate diluted net loss per share applicable to common stockholders	45,947	44,072	45,460	46,260

Net loss from continuing operations applicable to common stockholders	$(414)	$(5,399)	$(4,042)	$(38,446)
Stock-based compensation	916	983	2,815	3,607
Acquisition related costs (benefit)	262	(71)	(447)	(1,043)
Amortization of intangible assets from acquisitions	1,560	1,156	6,263	5,331
Impairment of goodwill	—	—	—	13,744
Impairment of intangible assets from acquisitions	—	—	—	5,903
Interest income and other, net	(160)	16	(752)	(123)
Income from discontinued operations, net of tax	(2,356)	(248)	(7,444)	(4,544)
Estimated impact of income taxes	(1,599)	780	(2,101)	2,555
Adjusted Non-GAAP loss from continuing operations	$(1,791)	$(2,783)	$(5,708)	$(13,016)
Adjusted Non-GAAP loss from continuing operations per share	$(0.04)	$(0.06)	$(0.13)	$(0.28)

Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP) and Adjusted Non-GAAP loss from continuing operations per share	45,947	44,072	45,460	46,260

[1]

For the purpose of computing the number of diluted shares for Adjusted Non-GAAP income (loss) from continuing operations per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net income (loss) per share.

MARCHEX, INC. AND SUBSIDIARIES

(in thousands, except per share amounts)

(unaudited)

Reconciliation of GAAP Loss from Continuing Operations to Non-GAAP Loss from Continuing Operations excluding Impairment of Goodwill and Intangible Assets

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2020	2019	2020
Loss from continuing operations (GAAP)	$(2,770)	$(5,647)	$(11,486)	$(42,990)
Impairment of goodwill	—	—	—	13,744
Impairment of intangible assets from acquisitions	—	—	—	5,903
Loss from continuing operations excluding impairment of goodwill and intangible assets (Non-GAAP)	$(2,770)	$(5,647)	$(11,486)	$(23,343)

Loss from continuing operations applicable to common stockholders - diluted (GAAP loss per share)	$(0.06)	$(0.13)	$(0.25)	$(0.93)
Impairment of goodwill per diluted share	—	—	—	0.30
Impairment of intangible assets from acquisitions per diluted share	—	—	—	0.13
Loss from continuing operations excluding impairment of goodwill and intangible assets per diluted share (Non-GAAP)	$(0.06)	$(0.13)	$(0.25)	$(0.50)

Shares used to calculate diluted loss from continuing operations per share applicable to common stockholders (GAAP) and diluted loss from continuing operations excluding impairment of goodwill and intangible assets (Non-GAAP)	45,947	44,072	45,460	46,260

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Loss from Operations to Adjusted OIBA from Continuing Operations and Adjusted EBITDA from Continuing Operations

	Three Months Ended				Twelve Months Ended
	3/31/2020	6/30/2020	9/30/2020	12/31/2020	12/31/2020
Revenue	$12,008	$12,716	$13,803	$12,691	$51,218
Service costs	(4,828)	(4,968)	(5,633)	(5,459)	(20,888)
Sales and marketing	(4,170)	(4,828)	(3,965)	(3,693)	(16,656)
Product development	(5,358)	(5,306)	(5,168)	(5,169)	(21,001)
General and administrative	(3,453)	(2,845)	(3,483)	(3,015)	(12,796)
Amortization of intangible assets from acquisitions	(1,763)	(1,206)	(1,206)	(1,156)	(5,331)
Acquisition and disposition related (costs) benefit	635	361	(24)	71	1,043
Impairment of goodwill	(13,744)	—	—	—	(13,744)
Impairment of intangible assets from acquisitions	(5,903)	—	—	—	(5,903)
Loss from operations	(26,576)	(6,076)	(5,676)	(5,730)	(44,058)
Stock-based compensation	962	844	818	983	3,607
Amortization of intangible assets from acquisitions	1,763	1,206	1,206	1,156	5,331
Acquisition and disposition related costs (benefit)	(635)	(361)	24	(71)	(1,043)
Impairment of goodwill	13,744	—	—	—	13,744
Impairment of intangible assets from acquisitions	5,903	—	—	—	5,903
Foreign government paycheck assistance subsidies[1]	—	(252)	(117)	(46)	(415)
Adjusted OIBA from continuing operations	(4,839)	(4,639)	(3,745)	(3,708)	(16,931)
Depreciation and amortization	506	477	435	500	1,918

Adjusted EBITDA from continuing operations	$(4,333)	$(4,162)	$(3,310)	$(3,208)	$(15,013)

[1]	Includes pandemic related wage relief subsidies, recognized as a reduction of wages during the period received.